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                                                  EXHIBIT 99.10


                             EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") is entered into effective March 4, 1994 by and between Wyman-Gordon Company, a Massachusetts corporation with its principal place of business at 244 Worcester Street, North Grafton, Massachusetts 01536-8001 (the "Company"), and J. Douglas Whelan of 15739 Tanya Circle, Houston, Texas 77079-5060 (the "Executive").

     WHEREAS, the Company wishes to retain the services of the Executive as the President of its Forged Products Division; and

     WHEREAS, the Executive is willing to serve the Company in such capacity;

     NOW THEREFORE, in consideration of the Executive's service to the Company and the mutual agreements contained herein, the Company and the Executive hereby agree as follows:

  1.     Employment

    The Company agrees to employ the Executive, and the Executive agrees to serve, as the President of the Company's Forged Products Division (the "Office") on the conditions and subject to the agreements expressed herein.

 2. Extent of Service

    Commencing May 1, 1994 Executive agrees to devote his full time and best efforts to fulfilling the responsibilities of the Office, as defined from time to time by the Company's Board of Directors (the "Board"). In carrying out the duties of the Office, Executive shall be responsible for consolidating and managing the combined operations of the Company's Aerospace Forging Division ("AFD") and Cameron Forged Products Company ("Cameron") which the Company proposes to acquire pursuant to a Stock Purchase Agreement between the Company and Cooper Industries, Inc. dated January 10, 1994. In carrying out such duties, Executive shall be principally located in Houston, Texas; provided, however, that he shall travel regularly to the AFD's Massachusetts facilities; and provided, further that if the Company does not complete the acquisition of Cameron, Executive agrees to relocate, at the Company's expense in accordance with its relocation policy, to the Worcester, Massachusetts area.

3.  Term of Employment

(a) The Executive's employment under this Agreement shall commence on the date hereof and shall continue until December
    31, 1996 (the "Employment Period").


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(b) The Company shall be permitted to terminate the Executive's employment during the Employment Period only in the event of Executive's Disability or death or for Cause. For purposes of this Agreement, "Disability" shall mean an illness or injury that prevents Executive from performing his duties hereunder (as they existed immediately before the illness or injury) on a full-time basis for at least six consecutive months and qualifies him for benefits under the Company's Long-Term Disability Plan. The Company shall have "Cause" to terminate the Executive's employment only if the Executive
    (i) intentionally engages in a dishonest act or acts with respect to the Company or its subsidiaries; (ii) is convicted of a crime involving moral turpitude or (iii) willfully or through gross negligence commits a material violation of his responsibilities to the Company hereunder or refuses to follow legitimate direction from the Board, which violation or refusal continues or is not remedied for more than 30 days after written notice to the Executive setting forth in reasonable detail the nature of the violations, given pursuant to a vote of a majority of the members of the Board voting at a duly-held regular or special meeting.

 4. Compensation

    The Executive shall receive during the Employment Period a monthly gross base salary paid at the rate of $204,000 per year or such higher rate as the Board shall approve. In addition to his base salary, the Company shall pay Executive $50,000 on May 1, 1994.

 5. Benefits

(a) Stock Options

    The Company's Management Resources and Compensation Committee shall grant, at its first meeting following the date on which Executive starts to provide services hereunder, options to Executive to purchase 75,000 shares under the Company's Long-Term Incentive Plan (the "Plan"), such grant to be on customary terms and conditions relating to grants under the Plan.

(b) Performance Bonus

    The Company is currently devising an incentive compensationplan for key Cameron and AFD employees responsible for implementing the combination of Cameron with the AFD. Executive shall participate in such incentive compensation plan upon the same terms and conditions as are applicable to other key Cameron and AFD employees. Such incentive compensation program will be based on the annual savings arising out of the combination and will be paid at such time as the savings have been implemented. By way of illustration, it is anticipated that such plan will pay out approximately two times salary if $25 million of annual savings are achieved.


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(c) Executive Severance Agreement

    The Company and the Executive shall enter into an Executive
    Severance Agreement in the standard form between the Company and certain of its executive officers.

(d) Relocation Expenses

    The Company agrees to pay for the cost of air freight shipment of the Executive's household furnishings from Milwaukee, Wisconsin to his home in Houston, Texas and the cost of moving other household items out of storage into Executive's Houston, Texas home. In addition, the Company shall reimburse Executive or Ladish Co., Inc. ("Ladish") for the cost of rental of the Executive's Milwaukee, Wisconsin apartment and furniture incurred after the date of Executive's termination of employment with Ladish.

(e) Indemnification

    The Company agrees to indemnify and hold Executive harmless from and against any claims by Ladish that the Executive breached the terms of a letter agreement dated December 20, 1993 between the Executive and Ladish. In this regard Executive shall not disclose, nor shall the Company require Executive to disclose, any confidential or proprietary information of Ladish.

(f) Post-Retirement Medical

    The Company shall provide Executive post-retirement medical coverage upon terms equivalent to those formerly offered to Executive by Cooper Industries, Inc.

(g) Vacation

    The Company shall give Executive credit for prior service with Cameron for purposes of annual vacation entitlement.

(h) General

    The Executive shall be entitled to receive, on the same basis as the Company's other executive employees, all other benefits maintained by the Company for its executive employees generally, including medical, dental, life and disability insurance, vacation, participation in the Savings/Investment Plan, the Long-Term Incentive Plan, the Retirement Income Plan and any other health and welfare benefit plans and perquisites, as in effect from time to time.

   6.    Benefits Upon Employment Termination

    If the Company should terminate Executive's employment hereunder during the Employment Period for reasons other than Cause or Executive's death or Disability or if Executive should resign his employment hereunder for Good Reason, as defined below, he shall be entitled to the following:
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(a) Payment of his base salary in effect at the time of
    termination shall continue to be made during a period of two years after such termination, or if such employment terminates prior to December 31, 1994, until December 31,
    1996 (the "post-termination period").

(b) All benefits including, without limitation, medical, dental and life insurance, shall remain in effect during the post-termination period or until the date on which Executive first becomes eligible for insurance coverage of a similar nature provided by a firm that employs him following such termination of employment, whichever first occurs.

Notwithstanding the foregoing, nothing in this Agreement shall require the Company to make any payment or to provide any benefit to the Executive that the Company is otherwise required to provide under any other contract, agreement, policy, plan or arrangement, including, without limitation, the Executive Severance Agreement referred to above in Section 5(c).

 7. Termination for Good Reason

    The Executive shall have a Good Reason for terminating his employment with the Company only if one or more of the following occurs:

(a) an involuntary change in the Executive's status or position with the Company that represents a demotion from the Executive's then current status or position;

(b) the assignment to the Executive by the Board of any duties or responsibilities that are materially inconsistent with the Executive's then current status or position;

(c) layoff or involuntary termination of the Executive's employment, except in connection with the termination of the Executive's employment for Cause or as a result of the Executive's Disability, death or retirement;

(d) a reduction by the Company in the Executive's base salary, other than in the case of reductions in salary with respect to the Company's executive officers generally;

(e) any action or inaction by the Company that would adversely affect the Executive's continued participation in any Benefit Plan on at least as favorable a basis as was the case at the time of such action or inaction, or that would materially reduce the Executive's benefits in the future under the Benefit Plan or deprive him of any material benefits that he then enjoyed, except to the extent that such action or inaction by the Company (i) is also taken or not taken, as the case may be, in respect of covered employees generally,
    (ii) is required by the terms of any Benefit Plan as in effect immediately before such action or inaction, or (iii) is necessary to comply with applicable law or to preserve the qualification of any Benefit Plan under section 401(a) of the Internal Revenue Code;

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(f) the Company's failure to obtain the express assumption of this Agreement by any successor to the Company; and

(g) any material violation by the Company of any agreement
    (including this Agreement) between it and the Executive.

Notwithstanding the foregoing, no action by the Company shall give rise to a Good Reason if it results from the Executive's termination for Cause, death or retirement, and no action by the Company specified in paragraphs (a) through (d) of the preceding sentence shall give rise to a Good Reason if it results from the Executive's Disability. For purposes of this Section 7, "Benefit Plan" means any compensation plan, such as an incentive or stock option plan, or any employee benefit plan, such as a thrift, pension, profit-sharing, stock bonus, long-term performance award, medical, disability, accident, or life insurance plan, or any other plan, program or policy of the Company that is intended to benefit employees.

 8. Confidential Information

    Executive agrees that he shall not at any time during or following the Employment Period disclose to any person, client, employer, company or other party any confidential information obtained by him incident to his employment by the Company relating to the processes, products, machinery, apparatus, financial data, business information or trade secrets of the Company, unless in connection with the performance of his duties while employed hereunder or, if after the termination of his employment or the expiration of this Agreement, unless specifically authorized in writing by the Board or successor Chief Executive Officer. Any such information which the Company does not generally make available to the public shall be considered confidential for purposes of this Agreement, provided that any such information that becomes public knowledge other than as a result of Executive's breach of his obligations hereunder shall not be considered confidential for purposes of this Agreement.

 9. General Provisions

(a) Governing Law. Except as otherwise expressly provided herein, this Agreement and the rights and obligations hereunder shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

(b) Successor to the Company. This Agreement shall inure to the benefit of and shall be binding upon and enforceable by the Company and any successor thereto, including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the business or assets of the Company, whether by merger, consolidation, sale or otherwise, but shall not otherwise be assignable by the Company. Without limitation of the foregoing sentence, the Company shall require any successor (whether direct or indirect, by merger, consolidation, sale or otherwise) to all or substantially all of the business or


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    assets of the Company, by agreement in form satisfactory to the Executive, expressly, absolutely and unconditionally to agree to perform this Agreement in the same manner and to the same extent as the Company would have been required to perform it if no such successio had taken place.

(c) Successor to the Executive. This Agreement shall inure to the benefit of and shall be binding upon and enforceable by the Executive and his personal and legal representatives, executors, administrators, heirs, distributees and legatees ("Successors") but may not otherwise be assigned by Executive.

(d) Notices. All notices provided for in this Agreement shall be in writing. Notices shall be deemed given when personally delivered or sent by certified or registered mail or overnight delivery service to a party at the address at the beginning of this Agreement. Either the Company or the Executive may, by notice to the other, designate an address other than the foregoing for the receipt of subsequent notices.

(e) Arbitration. All disputes arising under this Agreement which cannot, after reasonable efforts, be resolved by the parties shall be submitted to and settled by arbitration. Such arbitration shall be effected by an arbitrator selected by and shall be conducted in accordance with the Rules existing at the date of such submission of the American Arbitration Association. Any arbitration award shall be binding and enforceable in any court of competent jurisdiction. Each of the parties shall bear its own costs, expenses and attorneys' fees in prosecuting, defending or enforcing any arbitration hereunder.

(f) Waivers. No waiver of any provision of this Agreement shall be valid unless approved in writing by the party giving such waiver. No waiver of a breach under any provision of this Agreement shall be deemed to be a waiver of such provision or any other provision of this Agreement or any subsequent breach. No failure on the part of either the Company or the Executive to exercise, and no delay in exercising, any right or remedy conferred by law or this Agreement shall operate as waiver of such right or remedy, and no exercise or waiver, in whole or in part, of any right or remedy conferred by law or herein shall operate as a waiver of any other right or remedy.

(g) Severability. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.

(h) Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute a single instrument.

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(i) Entire Agreement.  This Agreement contains the entire
    agreement between the parties with respect to the subject matter hereof. No amendment to this Agreement may be made except in writing signed by both the Company and the Executive.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ATTEST:                           WYMAN-GORDON COMPANY


/s/Shirley A. Pero                By  /s/David P. Gruber
   Shirley A. Pero                       David P. Gruber

ATTEST:


/s/Wallace F. Whitney, Jr.            /s/J. Douglas Whelan
   Wallace F. Whitney, Jr.               J. Douglas Whelan



































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